UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 22, 2012

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

(949) 863-3144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 22, 2012, Newport Corporation (the “Registrant”) announced its financial results for the fourth quarter and full year ended December 31, 2011, and its financial outlook for the first quarter and full year of 2012. The press release issued by the Registrant in connection with the announcement is attached to this report as Exhibit 99.1.

This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

In the press release attached to this report as Exhibit 99.1, the Registrant has supplemented certain of its financial measures prepared in accordance with accounting principles generally accepted in the United States (GAAP) with non-GAAP financial measures. These non-GAAP financial measures and the reasons for their inclusion are described below. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Registrant’s financial measures prepared in accordance with GAAP.

Net Income and Net Income Per Diluted Share

The Registrant has provided non-GAAP measures of net income and net income per diluted share for the three months and year ended December 31, 2011 and January 1, 2011, which exclude a number of items that management considers to be outside of the Registrant’s core operating results. The items excluded from these non-GAAP financial measures are summarized below, and a table detailing the excluded items and reconciling such non-GAAP results with the Registrant’s GAAP results is included following the consolidated statements of income that are a part of the press release.

For the three months ended December 31, 2011, non-GAAP net income and non-GAAP net income per diluted share have been adjusted to exclude (1) acquisition costs relating primarily to the Registrant’s acquisitions of Ophir Optronics Ltd. and High Q Technologies GmbH, (2) restructuring and severance costs, (3) a loss associated with the retirement of convertible notes, (4) an income tax benefit due to the reversal of a valuation allowance against certain tax assets and other tax adjustments, and (5) the income tax impact of the foregoing excluded amounts. For the year ended December 31, 2011, non-GAAP net income and non-GAAP net income per diluted share have been adjusted to exclude (1) the amounts excluded for the three-month period as described in the preceding sentence, (2) a gain recorded in the first quarter of 2011 resulting from a non-recurring currency translation adjustment, (3) additional acquisition-related costs; (4) a commitment fee for an interim revolving line of credit that was not utilized, (5) additional restructuring and severance costs, (6) a gain associated with the recovery of amounts related to a previously divested business, and (7) the income tax impact of the foregoing excluded amounts.

For the three months ended January 1, 2011, non-GAAP net income and non-GAAP net income per diluted share have been adjusted to exclude (1) restructuring and severance costs, (2) a loss relating to the sale of a business by the Registrant, and (3) the income tax impact of the foregoing excluded amounts. For the year ended January 1, 2011, non-GAAP net income and non-GAAP net income per diluted share have been adjusted to exclude (1) a non-recurring currency translation loss, (2) a gain resulting from the excess accrual of restructuring and severance costs in prior periods, (3) a loss relating to the sale of a business by the Registrant, and (4) the income tax impact of the foregoing excluded amounts.

Adjusted EBITDA

The Registrant has also provided the non-GAAP measure of adjusted EBITDA for the three months and year ended December 31, 2011 and January 1, 2011, because adjusted EBITDA is a component utilized in the calculation of certain ratios that determine the Registrant’s compliance with certain financial covenants contained in the secured credit agreement entered into by the Registrant in October 2011. Therefore, disclosure of adjusted EBITDA is required in order for Management to explain how such ratios are calculated, and provide the status of the Registrant’s compliance with such financial covenants. Management believes that the status of the Registrant’s compliance with the financial covenants of the secured credit agreement is critical to the Registrant’s financial condition, and therefore must be disclosed to investors. The items excluded from and included with adjusted EBITDA are summarized below, and a table detailing such items and reconciling adjusted EBITDA with the Registrant’s GAAP results is included following the consolidated statements of income that are a part of the press release.

For the three months ended December 31, 2011, adjusted EBITDA has been adjusted from net income to exclude the amounts stated above that were excluded from non-GAAP net income for the same period, to exclude the income tax benefit on non-GAAP earnings for such period, and to include (1) stock-based compensation expense, (2) depreciation expense, (3) amortization of intangible assets, (4) interest and other expense, net, and (5) the income tax benefit due to the reversal of a valuation allowance against certain tax assets and other tax adjustments. For the year ended December 31, 2011, adjusted EBITDA has been adjusted from net income to exclude the amounts stated above that were excluded from non-GAAP net income for the same period, to exclude the income tax benefit on non-GAAP earnings for such period, and to include additional amounts of (1) stock-based compensation expense, (2) depreciation expense, (3) amortization of intangible assets, and (4) interest and other expense, net, as well as the income tax benefit for the valuation release from the three-month period described in the preceding sentence.

For the three months ended January 1, 2011, adjusted EBITDA has been adjusted from net income to exclude the amounts stated above that were excluded from non-GAAP net income for the same period, and to include (1) stock-based compensation expense, (2) depreciation expense, (3) amortization of intangible assets, (4) interest and other expense, net, and (5) the income tax provision on non-GAAP earnings for such period. For the year ended January 1, 2011, adjusted EBITDA has been adjusted from net income to exclude the amounts stated above that were excluded from non-GAAP net income for the same period, and to include additional amounts of (1) stock-based compensation expense, (2) depreciation expense, (3) amortization of intangible assets, and (4) interest and other expense, net, and (5) the income tax provision on non-GAAP earnings for such period.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 22, 2012 (furnished pursuant to Item 2.02 and not deemed filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 22, 2012	NEWPORT CORPORATION

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 22, 2012 (furnished pursuant to Item 2.02 and not deemed filed).